Exhibit 1.1
Underwriting Agreement
August 5, 2009
BMO Capital Markets Corp.
3 Times Square
New York, New York 10036
Ladies and Gentlemen:
NGAS Resources, Inc., a corporation organized under the laws of the Province of British Columbia (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell (i) an aggregate of 5,400,000 shares (the “Shares”) of the Company’s common stock, no par value per share (the “Common Stock”) and (ii) warrants (the “Warrants”) to purchase up to an aggregate of 2,700,000 shares of Common Stock (the “Warrant Shares” and collectively with the Shares and the Warrants, the “Securities”) in the form of Exhibit C attached hereto to BMO Capital Markets Corp., a Delaware corporation (the “Underwriter”). The Shares and Warrants shall be sold in units (the “Units”), each Unit consisting of one Share and 0.5 Warrants. The Shares and the Warrants shall be immediately separable and transferable upon issuance.
The public offering price per Unit at which the Units are initially offered and the purchase price per Unit for the Units to be paid by the Underwriter shall be agreed upon by the Company and the Underwriter. The offering of the Units shall be governed by this Agreement.
The Company confirms as follows its agreement with the Underwriter:
     1. Agreement to Sell and Purchase. On the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions of this Agreement, the Company agrees to sell to the Underwriter and the Underwriter agrees to purchase from the Company, at the purchase price per Unit to be agreed upon by the Company and the Underwriter, the Units.
     2. Delivery and Payment.
          (a) Closing. Delivery of (i) the Shares shall be made to the Underwriter through the facilities of the Depository Trust Company (“DTC”) for the account of the Underwriter and (ii) the Warrants shall be made to the Underwriter in certificate form by physical delivery, in each case against payment of the purchase price by wire transfer of immediately available funds to the order of the Company at the offices of Stahl & Zelmanowitz, 747 Third Avenue, Suite 33B, New York, New York (or such other place as may be agreed upon among the Underwriter and the Company). Such payment shall be made at 10:00 a.m., New York City time, on the third business day (the fourth business day, should the offering be priced after 4:00 p.m., New York City time) after the date on which the first bona fide offering of the Units to the public is made by the Underwriter or at such time on such other date, not later than ten business days after such date, as may be agreed upon by the Company and the Underwriter (such date is hereinafter referred to as the “Closing Date”).
          (b) Certificates. Certificates evidencing the Shares and the Warrants shall be in definitive form and shall be registered in such names and in such denominations as the Underwriter shall request at least two business days prior to the Closing Date by written notice to the Company. Electronic transfer of Shares shall be made at the time of purchase in such names and in such denominations as the Underwriter shall specify.
          (c) Tax Stamps. The cost of original issue tax stamps, if any, in connection with the issuance and delivery of the Units by the Company to the Underwriter shall be borne by the Company. The Company shall pay and hold the Underwriter and any subsequent holder of the Units harmless from any and all liabilities with respect to or resulting from any failure or delay in paying Federal and state stamp and other transfer taxes, if any, which may be payable or determined to be payable in connection with the original issuance or sale to the Underwriter of the Units.
     3. Representations and Warranties of the Company. The Company represents and warrants to, and covenants with, the Underwriter as follows:
          (a) Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 and a registration statement on Form S-3 (Registration No. 333-144417) relating to the Securities, including a preliminary prospectus and such amendments to such registration statement as may have been required to the date of this Agreement, has been prepared by the Company under the provisions of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations (collectively referred to as the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder, and has been filed with the Commission. Copies of such registration statement and of each amendment thereto, if any, including the related preliminary prospectuses, heretofore filed by the Company with the Commission have been delivered to the Underwriter. The term “preliminary prospectus” as used herein means a preliminary prospectus as contemplated by Rule 430, Rule 430A or Rule 430B, of the Rules and Regulations included at any time as part of, or deemed to be part of or included in, the registration statement. The term “Registration Statement” means the registration statement as amended at the time it becomes or became effective, including financial statements and all exhibits and any information deemed to be included therein by Rule 430A, Rule 430B or Rule 430C of the Rules and Regulations, as applicable. If the Company files a registration statement to register a portion of the Securities and relies on Rule 462(b) of the Rules and Regulations for such registration statement to become effective upon filing with the Commission (the “Rule 462 Registration Statement”), then any reference to the “Registration Statement” shall be deemed to include the Rule 462 Registration Statement, as amended from time to time. The term “Prospectus” means the final prospectus in connection with this offering as first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations or, if no such filing is required, the form of final prospectus included in the Registration Statement at the effective date. Any reference herein to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or in respect of the Registration Statement, other information deemed by the Rules and Regulations to be a part of or included therein, on or before the initial effective date or the date of such preliminary prospectus or the Prospectus, as the case may be. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act which is incorporated by reference therein, or in respect of the Registration Statement, such other information deemed by the Rules and Regulations to be a part of or included therein, after the initial effective date, or the date of the preliminary prospectus or the Prospectus, as the case may be.
          (b) Effectiveness of Registration. The Registration Statement, any Rule 462 Registration Statement and any post-effective amendment thereto have been declared effective by the Commission under the Act or have become effective pursuant to Rule 462 under the Rules and Regulations. The Company has responded to all requests, if any, of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement or any Rule 462 Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.
          (c) Accuracy of Registration Statement. Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, at the time it became effective and at all subsequent times, complied and will comply in all material respects with the Act and the Rules and Regulations, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date and at all subsequent times, complied and will comply in all material respects with the Act and the Rules and Regulations, and did not or will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, in the light of the circumstances under which they were made. Each preliminary prospectus (including the preliminary prospectus or prospectuses filed as part of the Registration Statement or any amendment thereto) complied when so filed in all material respects with the Rules and Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriter for use in connection with this offering is identical to the electronically transmitted copies thereof filed with the Commission on EDGAR, except to the extent permitted by Regulation S-T. The foregoing representations and warranties in this Section 3(c) do not apply to any statements or omissions made in reliance on and in conformity with information relating to the Underwriter furnished in writing to the Company by the Underwriter specifically for inclusion in the Registration Statement or Prospectus or any amendment or supplement thereto. For all purposes of this Agreement, the third, eighth and ninth paragraphs set forth under the heading “Underwriting” in the Prospectus constitute the only information relating to the Underwriter furnished in writing to the Company by the Underwriter specifically for inclusion in the preliminary prospectus, the Registration Statement or the Prospectus.

          (d) Documents Incorporated by Reference. The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, conformed and will conform in all material respects to the requirements of the Exchange Act, and, when read together with the other information in the Prospectus, at the time the Registration Statement and any amendments thereto become effective and at the Closing Date, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
          (e) Company Not Ineligible Issuer. (i) At the earliest time after the filing of the Registration Statement relating to the Securities that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Rules and Regulations and (ii) as of the date of the execution and delivery of this Agreement (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an “ineligible issuer” (as defined in Rule 405 of the Rules and Regulations).
          (f) Disclosure at the Time of Sale. As of the Applicable Time, neither (i) (A) the Issuer General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time, (B) the preliminary prospectus(es) related to this offering and (C) the information contained on Schedule I hereto, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the General Disclosure Package based upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of the Underwriter consists of the information described as such in Section 3(c) hereof.
          As used in this subsection and elsewhere in this Agreement:
          “Applicable Time” means 7:30 p.m., New York City time, on August 5, 2009, or such other time as agreed by the Company and the Underwriter.
          “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Rules and Regulations, relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).
          “Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule II hereto.
          “Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.
          (g) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein and any information in a preliminary prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 3(c) hereof. If at any time following the issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement relating to the Securities or included or would include an untrue statement of material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in light of the circumstances prevailing at that subsequent time, not misleading, the Company has promptly notified or will promptly notify the Underwriter and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement, or omission.
          (h) Distribution of Offering Material by the Company. The Company has not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Underwriter’s distribution of the Units, any offering material in connection with the offering or sale of the Units other than the Registration Statement, the preliminary prospectus, the Permitted Free Writing Prospectuses reviewed and consented to by the Underwriter and included in Schedule II hereto, and the Prospectus.
          (i) Due Incorporation; Subsidiaries.
               (i) The Company is, and at the Closing Date will be, a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. The Company has, and at the Closing Date will have, full power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement and the Prospectus. The Company is, and at the Closing Date will be, duly licensed or qualified to do business in and in good standing as a foreign corporation in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary.
               (ii) The only significant subsidiaries (as defined in the Rules and Regulations) of the Company are the subsidiaries listed on Schedule III hereto (the “Subsidiaries”). The Subsidiaries are, and at the Closing Date will be, duly organized, validly existing and in good standing under the laws of their respective jurisdictions of organization. The Subsidiaries have, and at the Closing Date will have, full power and authority to conduct all the activities conducted by them, to own or lease all the assets owned or leased by them and to conduct their business as described in the Registration Statement and the Prospectus. The Subsidiaries are, and at the Closing Date will be, duly licensed or qualified to do business in and in good standing as foreign entities in all jurisdictions in which the nature of the activities conducted by them or the character of the assets owned or leased by them makes such licensing or qualification necessary. All of the outstanding shares of capital stock of the Subsidiaries have been duly authorized and validly issued, and are fully paid and non-assessable and are owned by the Company free and clear of all liens, encumbrances and claims whatsoever. Except for the stock of the Subsidiaries and as disclosed in the Registration Statement, the Company does not own, and at the Closing Date will not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity. Complete and correct copies of the certificate of incorporation, the by-laws and all other applicable governing documents of the Company and the Subsidiaries and all amendments thereto have been delivered to the Underwriter, and no changes therein will be made subsequent to the date hereof and prior to the Closing Date.
          (j) Authorization of Securities. The authorized, issued and outstanding capital stock of the Company is as set forth in the Registration Statement and the Prospectus under the caption “Capitalization.” The outstanding shares of Common Stock and any other outstanding capital stock of the Company have been, and the Shares and the Warrant Shares to be issued and sold by the Company upon such issuance in accordance with this Agreement and upon exercise in accordance with the Warrant, as the case may be, will be, duly authorized, validly issued, fully paid and non-assessable and will not be subject to any preemptive, first refusal, or similar right. The description of the Common Stock included or incorporated by reference in the Registration Statement and the Prospectus is now, and at the Closing Date will be, complete and accurate in all material respects. The Warrants conform, or when issued will conform, to the description thereof contained in the General Disclosure Package and the Prospectus and have been duly and validly authorized by the Company and upon delivery to the Underwriter at the Closing Date will be valid and binding obligations of the Company, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affects the rights and remedies of creditors generally or subject to general principles of equity. Except as set forth or incorporated by reference in the Prospectus, the Company does not have outstanding, and at the Closing Date will not have outstanding, any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any shares of capital stock of the Company or of any Subsidiaries or any such warrants, convertible securities or obligations. Upon the issuance and delivery pursuant to the terms of this Agreement, the Underwriter will acquire good and marketable title to the Units, free and clear of any liens, charge, claim, encumbrance, pledge, security interest, defect or other restriction or equity of any kind whatsoever.

          (k) Financial Statements. (i) The financial statements and schedules included or incorporated by reference in the Registration Statement or the Prospectus present fairly the consolidated financial condition of the Company and the Subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of the Company and the Subsidiaries for the respective periods covered thereby, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the entire period involved, except as otherwise disclosed in the Prospectus. No other financial statements, schedules or “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) of the Company are required by the Act, the Exchange Act and the Rules and Regulations of the Exchange Act or the Rules and Regulations to be included in the Registration Statement or the Prospectus.
               (ii) Hall, Kistler & Company LLP (the “Accountants”) who have reported on such financial statements and schedules for the year ended December 31, 2008, are independent accountants with respect to the Company as required by the Act and the Rules and Regulations and by Rule 3600T of the Public Accounting Oversight Board. Except as described in the Prospectus and as preapproved in accordance with the requirements set forth in Section 10A of the Exchange Act, Hall, Kistler & Company LLP has not engaged in any “prohibited activities” (as defined in Section 10A of the Exchange Act) on behalf of the Company. The statements included in the Registration Statement with respect to the Accountants pursuant to Rule 509 of Regulation S-K of the Rules and Regulations are true and correct in all material respects.
          (l) Accounting System. The Company and its Subsidiaries (i) make and keep accurate books and records and (ii) maintain internal accounting controls that provide reasonable assurance that: (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
          (m) No Material Adverse Changes. Since the respective dates as of which information is given in the Registration Statement and the Prospectus and prior to the Closing Date, except as set forth or incorporated by reference in the Prospectus, (i) there has not been and will not have been a material adverse change in the business, properties, business prospects, condition (financial or otherwise) or results of operations of each of the Company and the Subsidiaries, taken as a whole, arising for any reason whatsoever (a “Material Adverse Change”) or a Material Adverse Change in the capitalization of the Company, (ii) the Company has incurred, nor will it incur, any material liabilities or obligations, direct or contingent, nor has it entered into, nor will it enter into, any material transactions not in the ordinary course of business, other than pursuant to this Agreement and the transactions referred to herein, and (iii) the Company has not and will not have paid or declared any dividends or other distributions of any kind on any class of its capital stock.
          (n) Investment Company. The Company is not an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.
          (o) Litigation. Except as set forth or incorporated by reference in the Prospectus, there are no actions, suits or proceedings pending, or to the Company’s knowledge, threatened against or affecting, the Company or any of the Subsidiaries or any of their respective officers in their capacity as such, before or by any federal or state court, commission, regulatory body including FINRA and the NASDAQ Stock Market, Inc. (“NASDAQ”), administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding would reasonably be expected to have a material adverse effect on the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company and the Subsidiaries, taken as a whole (a “Material Adverse Effect”). Neither the Company nor any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any authorization, approval, order, license, certificate, franchise or permit. There are no pending investigations known to the Company involving the Company or any of the Subsidiaries by any governmental agency having jurisdiction over the Company or any of the Subsidiaries or their respective businesses or operations.
          (p) Necessary Licenses, Compliance with Laws and Regulations and Performance of Obligations and Contracts. Each of the Company and the Subsidiaries has, and at the Closing Date will have, (i) all governmental and other regulatory licenses, permits, consents, orders, approvals and other authorizations necessary to carry on its business as contemplated in the Prospectus, (ii) complied in all material respects with all laws, regulations and orders applicable to it or its business and (iii) performed all obligations required to be performed by it, and is not, and at the Closing Date will not be, in default under any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement, lease or other agreement or instrument (individually, a “Contract” and collectively, “Contracts”) to which it is a party or by which its property is bound or affected. To the best knowledge of the Company, no other party under any Contract to which it or the Subsidiaries is a party is in default in any respect thereunder or has given written, or to the knowledge of the officers and directors of the Company oral, notice to the Company, the Subsidiaries or any of their respective officers or directors of such other party’s intention to terminate, cancel or refuse to renew any Contract. Each of the Company and the Subsidiaries is not now, and at the Closing Date will not be, in violation of any provision of its certificate of incorporation, by-laws or other applicable governing documents. The disclosures included or incorporated by reference in the Prospectus and the Registration Statement concerning the effects of Federal, state, local and foreign laws, rules and regulations on the business of each of the Company and the Subsidiaries as currently conducted and as proposed to be conducted are correct in all material respects and do not omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, in light of the circumstances under which they were made.
          (q) No Consent of Governmental Body Needed. No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required in connection with the authorization, issuance, transfer, sale or delivery of the Securities by the Company, in connection with the execution, delivery and performance of this Agreement by the Company or in connection with the taking by the Company of any action contemplated hereby, except as have been obtained under the Act and such as may be required under state securities or Blue Sky laws or the by-laws and rules of the Financial Industry Regulatory Authority (“FINRA”) in connection with the purchase and distribution by the Underwriter of the Units to be sold by the Company.
          (r) Agreement Duly Authorized and No Breach of Obligations or Charter. The Company has full corporate power and authority to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with the terms hereof, except as the enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or general equitable principles. The execution and delivery by the Company of this Agreement and the performance of this Agreement, the consummation of the transactions contemplated hereby, and the application of the net proceeds from the offering and sale of the Units to be sold by the Company in the manner set forth in the Prospectus under “Use of Proceeds” do not and will not (i) violate the certificate of incorporation or by-laws of the Company or applicable governing documents of any of the Subsidiaries or (ii) result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or any of its Subsidiaries pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under any Contract to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or any of its properties is bound or affected, or violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties of the Company or any of the Subsidiaries.
          (s) Title to Property. The Company and each of the Subsidiaries has good and marketable title to all properties and assets described in the Prospectus or in documents incorporated by reference in the Prospectus as being owned respectively by it, free and clear of all liens, charges, encumbrances or restrictions, except as set forth or incorporated by reference in the Prospectus or are not material to the business of the Company or the Subsidiaries. Each of the Company and the Subsidiaries has valid, subsisting and enforceable leases or farmouts for the properties described or incorporated by reference in the Prospectus as leased or controlled by it, with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such properties by the Company.
          (t) Documents Described in Registration Statement. There is no document or Contract of a character required to be described or incorporated by reference in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described or filed as required. All such documents and Contracts described or incorporated by reference in the Registration Statement or the Prospectus or filed as an exhibit to the Registration Statement were duly authorized, executed and delivered by the Company or Subsidiaries, constitutes valid and binding agreements of the Company or such Subsidiaries and are enforceable against the Company or such Subsidiaries in accordance with the terms thereof.
          (u) No Untrue Statement; Statistical and Market Data. No statement, representation, warranty or covenant made by the Company in this Agreement or made in any certificate or document required by this Agreement to be delivered to the Underwriter was or will be, when made, inaccurate, untrue or incorrect. All statistical or market-related data included in the Registration Statement or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required.
          (v) No Price Stabilization or Manipulation. Neither the Company nor any of its directors, officers or controlling persons has taken, directly or indirectly, any action intended to cause or result in, or which might reasonably be expected to cause or result in, or which has constituted, stabilization or manipulation, under the Act or otherwise, of the price of any security of the Company to facilitate the sale or resale of the Securities.
          (w) No Registration Rights. No holder of securities of the Company has rights to register any securities of the Company because of the filing of the Registration Statement, the Prospectus or the offering of the Units, except for rights that have been duly waived by such holder, have expired or have been fulfilled by registration prior to the date of this Agreement.
          (x) Stock Exchange Listing. Prior to the Closing Date, the Shares and the Warrant Shares will be duly authorized for listing or quotation on the NASDAQ Global Select Market, subject only to notice of issuance.
          (y) Labor Matters. The Company is not involved in any material labor dispute nor, to the knowledge of the Company, is any such dispute threatened.
          (z) No Unlawful Contributions or Payments. Neither the Company nor any of the Subsidiaries nor, to the best of the Company’s knowledge, any of its/their respective officers, directors, employees or agents, have made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Prospectus.
          (aa) Taxes. The Company and each of the Subsidiaries has filed all federal, state and foreign income and franchise tax returns and has paid all taxes required to be filed or paid by it and, if due and payable, any related or similar assessment, fine or penalty levied against it. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 3(k) above in respect of all material federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company has not been finally determined.
          (bb) Insurance. The Company and each of the Subsidiaries carries, or is covered by, insurance in such amounts and covering such risks as it believes is adequate for the conduct of its business and the value of its properties and is customary for companies engaged in similar industries.
          (cc) Defined Benefit Plans. Neither the Company nor any of the Subsidiaries has maintained or contributed to a defined benefit plan as defined in Section 3(35) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). No plan maintained or contributed to by the Company that is subject to ERISA (an “ERISA Plan”) (or any trust created thereunder) has engaged in a “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975 of the Code that could subject the Company or any of the Subsidiaries to any material tax penalty on prohibited transactions and that has not adequately been corrected. Each ERISA Plan is in compliance in all material respects with all reporting, disclosure and other requirements of the Code and ERISA as they relate to such ERISA Plan, except for any noncompliance which would not result in the imposition of a material tax or monetary penalty. With respect to each ERISA Plan that is intended to be “qualified” within the meaning of Section 401(a) of the Code, either (i) a determination letter has been issued by the Internal Revenue Service stating that such ERISA Plan and the attendant trust are qualified thereunder, or (ii) the remedial amendment period under Section 401(b) of the Code with respect to the establishment of such ERISA Plan has not ended and a determination letter application will be filed with respect to such ERISA Plan prior to the end of such remedial amendment period. Neither the Company nor any of the Subsidiaries has ever completely or partially withdrawn from a “multiemployer plan,” as defined in Section 3(37) of ERISA.

          (dd) Intellectual Property. Except as set forth or incorporated by reference in the Prospectus, each of the Company and the Subsidiaries owns, is licensed or otherwise has adequate rights to use Company technology (including but not limited to patented, patentable and unpatented inventions and unpatentable proprietary or confidential information, systems or procedures), designs, processes, trademarks, trade secrets, know how, copyrights and other works of authorship, computer programs and technical data and information (collectively, the “Intellectual Property”) that are or could reasonably be expected to be material to its business as currently conducted or proposed to be conducted or to the development, manufacture, operation and sale of any products and services sold or proposed to be sold by any of the Company or any of the Subsidiaries. Neither the Company nor any of the Subsidiaries has received any threat of or notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property. Except as set forth or incorporated by reference in the Prospectus, neither the Company nor any of the Subsidiaries are obligated or under any liability whatsoever to make any material payment by way of royalties, fees or otherwise to any owner or licensee of, or other claimant to, any Intellectual Property, with respect to the use thereof or in connection with the conduct of their respective businesses or otherwise.
          (ee) Trademarks. The Company and each of the Subsidiaries own, or are licensed or otherwise have the full exclusive right to use, all material trademarks and trade names that are used in or reasonably necessary for the conduct of their respective businesses as described in the Prospectus. Neither the Company nor any of the Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any such trademarks or trade names, or challenging or questioning the validity or effectiveness of any such trademark or trade name. The use, in connection with the business and operations of the Company and each of the Subsidiaries of such trademarks and trade names does not, to the Company’s knowledge, infringe on the rights of any person. Except as set forth in the Prospectus, the Company and its Subsidiaries are not obligated or under any liability whatsoever to make any payment by way of royalties, fees or otherwise to any owner or licensee of, or other claimant to, any trademark, service mark or trade name with respect to the use thereof or in connection with the conduct of their respective businesses or otherwise.
          (ff) Protection of Intellectual Property. Each of the Company and the Subsidiaries has taken reasonable security measures to protect the secrecy, confidentiality and value of all their Intellectual Property in all material aspects, including, but not limited to complying with all duty of disclosure requirements before the U.S. Patent and Trademark Office and any other non-U.S. Patent Offices as appropriate, and has no reason to believe that such Intellectual Property is not or, if not yet patented or registered, would not be, valid and enforceable against an unauthorized user.
          (gg) Related Party Transactions. There are no business relationships or related party transactions involving the Company or any other person required to be described in the Prospectus that have not been described or incorporated therein by reference. No relationship, direct or indirect, exists between or among the Company or any Subsidiary on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company on the other hand, that is required to be described in the Prospectus and that is not so described or incorporated therein by reference. The Company has provided you true, correct and complete copies of all documentation pertaining to any extension of credit in the form of a personal loan made, directly or indirectly, by the Company to any director or executive officer of the Company, or to any family member or affiliate of any director or executive officer of the Company; and since January 1, 2006, the Company has not, directly or indirectly, including through any Subsidiary: (i) extended or maintained credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company; or (ii) made any material modification, including any renewal thereof, to any term of any personal loan to any director or executive officer of the Company, or any family member or affiliate of any director or executive officer, which loan was outstanding on January 1, 2006.
          (hh) Environmental Matters. The Company (i) is in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (ii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its businesses and (iii) is in compliance with all terms and conditions of any such permit, license or approval.

          (ii) Controls and Procedures.
               (i) Disclosure Controls and Procedures. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act), that (A) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (B) provide for the periodic evaluation of the effectiveness of such disclosure controls and procedures as of the end of the period covered by the Company’s most recent annual or quarterly report filed with the Commission; and (C) are effective in all material respects to perform the functions for which they were established.
               (ii) Internal Control Over Financial Reporting and Internal Accounting Controls. The Company maintains (i) effective internal control over financial reporting as defined in Rules 13a-15 and 15d-15 under the Exchange Act, and (ii) a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
               (iii) No Material Weakness in Internal Controls. Except as disclosed in the General Disclosure Package and the Prospectus, or in any document incorporated by reference therein, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
               (iv) The Company is not aware of (A) any significant deficiency in the design or operation of its internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls, except as disclosed in the General Disclosure Package and the Prospectus, or in any document incorporated by reference therein, since the end of the Company’s most recent audited fiscal year; or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.
          (jj) Off-Balance Sheet Transactions. Except as described in the General Disclosure Package and the Prospectus, there are no material off-balance sheet transactions (including, without limitation, transactions related to, and the existence of, “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46), arrangements, obligations (including contingent obligations), or any other relationships with unconsolidated entities or other persons, that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses.
          (kk) Audit Committee. The Company’s Board of Directors has validly appointed an audit committee whose composition satisfies the requirements of Rule 4350(d)(2) of the Rules of NASDAQ and Section 10A-3 of the Exchange Act and the Board of Directors and/or the audit committee has adopted a charter that satisfies the requirements of Rule 4350(d)(1) of the Rules of NASDAQ and Section 10A-3 of the Exchange Act. The audit committee has reviewed the adequacy of its charter within the past twelve months. Neither the Board of Directors nor the audit committee has been informed, nor is any director of the Company aware, of (i) any significant deficiencies in the design or operation of the Company’s internal controls that could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weakness in the Company’s internal controls; or (ii) any fraud, whether or not material, that involves management or other employees of the Company who have a significant role in the Company’s internal controls.

          (ll) Sarbanes-Oxley. The Company is, and after giving effect to the offering and sale of the Units will be, in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder.
     4. Agreements of the Company. The Company agrees with the Underwriter as follows:
          (a) Amendments and Supplements to Registration Statement. The Company shall not, either prior to any effective date or thereafter during such period as the Prospectus is required by law to be delivered (the “Prospectus Delivery Period”) in connection with sales of the Units by the Underwriter or dealer, amend or supplement to the Registration Statement, the General Disclosure Package or the Prospectus, unless a copy of such amendment or supplement thereof shall first have been submitted to the Underwriter within a reasonable period of time prior to the filing or, if no filing is required, the use thereof and the Underwriter shall not have objected thereto in good faith.
          (b) Amendments and Supplements to the Registration Statement, the General Disclosure Package, and the Prospectus and Other Securities Act Matters. If, during the Prospectus Delivery Period, any event or development shall occur or condition exist as a result of which the General Disclosure Package or the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing or under which they were made, as the case may be, not misleading, or if it shall be necessary to amend or supplement the General Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated by reference in the General Disclosure Package or the Prospectus, in order to make the statements therein, in the light of the circumstances then prevailing or under which they were made, as the case may be, not misleading, or if in the opinion of the Underwriter it is otherwise necessary to amend or supplement the Registration Statement, the General Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated by reference in the General Disclosure Package or the Prospectus, or to file a new registration statement containing the Prospectus, in order to comply with law, including in connection with the delivery of the Prospectus, the Company agrees to (i) promptly notify the Underwriter of any such event or condition and (ii) promptly prepare (subject to Section 4(a) and (g) hereof), file with the Commission (and use its best efforts to have any amendment to the Registration Statement or any new registration statement to be declared effective) and furnish at its own expense to the Underwriter and to dealers, amendments or supplements to the Registration Statement, the General Disclosure Package or the Prospectus, or any new registration statement, necessary in order to make the statements in the General Disclosure Package or the Prospectus as so amended or supplemented, in the light of the circumstances then prevailing or under which they were made, as the case may be, not misleading or so that the Registration Statement, the General Disclosure Package or the Prospectus, as amended or supplemented, will comply with law.
          (c) Notifications to the Underwriter. The Company shall use its best efforts to cause the Registration Statement to become effective, and shall notify the Underwriter promptly, and shall confirm such advice in writing, (i) when any post-effective amendment to the Registration Statement has become effective and when any post-effective amendment thereto becomes effective, (ii) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (iii) of the commencement by the Commission or by any state securities commission of any proceedings for the suspension of the qualification of any of the Securities for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose, including, without limitation, the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or the threat thereof, (iv) of the happening of any event during the period mentioned in the second sentence of Section 4(f) hereof that in the judgment of the Company makes any statement made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances in which they are made, not misleading and (v) of receipt by the Company or any representative of the Company of any other communication from the Commission relating to the Company, the Registration Statement, any preliminary prospectus or the Prospectus. If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement, the Company shall use best efforts to obtain the withdrawal of such order at the earliest possible moment. The Company shall use its best efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to Rules 430A, 430B, 430C or 462(b) of the Rules and Regulations and to notify the Underwriter promptly of all such filings.

          (d) Executed Registration Statements. The Company shall furnish to the Underwriter, without charge, two signed copies of the Registration Statement and of any post-effective amendment thereto, including financial statements and schedules, and all exhibits thereto (including any document filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus), and shall furnish to the Underwriter, without charge, a copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules but without exhibits.
          (e) Undertakings. The Company shall comply with all the provisions of any undertakings contained and required to be contained in the Registration Statement.
          (f) Prospectus. Promptly after the date hereof, and thereafter from time to time, the Company shall deliver to the Underwriter, without charge, as many copies of the Prospectus and any amendment or supplement thereto as the Underwriter may reasonably request. The Company consents to the use of the Prospectus and any amendment or supplement thereto by the Underwriter and by all dealers to whom the Units may be sold, both in connection with the offering or sale of the Units and for any period of time thereafter during which the Prospectus is required by law to be delivered in connection therewith. If during such period of time any event shall occur that in the judgment of the Company or counsel to the Underwriter should be set forth in the Prospectus in order to make any statement therein, in the light of the circumstances under which it was made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with law, the Company shall forthwith prepare and duly file with the Commission an appropriate supplement or amendment thereto, and shall deliver to the Underwriter, without charge, such number of copies thereof as the Underwriter may reasonably request. The Company shall not file any document under the Exchange Act before the termination of the offering of the Units by the Underwriter if such document would be deemed to be incorporated by reference into the Prospectus unless a copy thereof shall first have been submitted to the Underwriter within a reasonable period of time prior to the filing thereof and the Underwriter shall not have objected thereto in good faith.
          (g) Permitted Free Writing Prospectuses. The Company represents and agrees that it has not made and, unless it obtains the prior consent of the Underwriter, will not make, any offer relating to the Units that would constitute a “free writing prospectus” as defined in Rule 405 of the Rules and Regulations, required to be retained by the Company under Rule 433 of the Rules and Regulations; provided that the prior written consent of the Underwriter hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectuses included in Schedule II hereto. Any such free writing prospectus consented to by the Underwriter is herein referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.
          (h) Compliance with Blue Sky Laws. Prior to any public offering of the Units by the Underwriter, the Company shall cooperate with the Underwriter and counsel to the Underwriter in connection with the registration or qualification (or the obtaining of exemptions from the application thereof) of the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriter may request, including, without limitation, the provinces and territories of Canada and other jurisdictions outside the United States; provided, however, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject.
          (i) Delivery of Financial Statements. During the period of five years commencing on the effective date of the Registration Statement applicable to the Underwriter, the Company shall furnish to the Underwriter, upon the Underwriter’s request, copies of such financial statements and other periodic and special reports as the Company may from time to time distribute generally to the holders of any class of its capital stock, and will furnish to the Underwriter, upon the Underwriter’s request, a copy of each annual or other report it shall be required to file with the Commission.
          (j) Availability of Earnings Statements. The Company shall make generally available to holders of its securities as soon as may be practicable but in no event later than the last day of the fifteenth full calendar month following the calendar quarter in which the most recent effective date occurs in accordance with Rule 158 of the Rules and Regulations, an earnings statement (which need not be audited but shall be in reasonable detail) for a period of 12 months ended commencing after the date hereof, and satisfying the provisions of Section 11(a) of the Act (including Rule 158 of the Rules and Regulations).
          (k) Reimbursement of Certain Expenses. Whether or not any of the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company shall pay, or reimburse if paid by the Underwriter, all costs and expenses incident to the performance of the obligations of the Company under this Agreement, including but not limited to costs and expenses of or relating to (i) the preparation, printing and filing of the Registration Statement and exhibits to it, each preliminary prospectus, each Permitted Free Writing Prospectus, the Prospectus and any amendment or supplement to the Registration Statement or the Prospectus, (ii) the preparation and delivery of certificates representing the Units, (iii) the printing of this Agreement, any Dealer Agreements and any Underwriter’s Questionnaire, (iv) furnishing (including costs of shipping, mailing and courier) such copies of the Registration Statement, the Prospectus, any preliminary prospectus and any Permitted Free Writing Prospectus, and all amendments and supplements thereto, as may be requested for use in connection with the offering and sale of the Units by the Underwriter or by dealers to whom Units may be sold, (v) the listing or quotation of the Shares and the Warrant Shares on the NASDAQ Global Select Market, (vi) any filings required to be made by the Underwriter with FINRA, and the fees, disbursements and other charges of counsel for the Underwriter in connection therewith, (vii) the registration or qualification of the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions designated pursuant to Section 4(h) hereof, including the fees, disbursements and other charges of counsel to the Underwriter in connection therewith, and, if requested by the Underwriter, the preparation and printing of preliminary, supplemental and final Blue Sky memoranda, (viii) counsel to the Company, (ix) DTC and the transfer agent for the Units, (x) the Accountants, (xi) the marketing of the offering by the Company, including, without limitation, all costs and expenses of commercial airline tickets, hotels, meals and other travel expenses of officers, employees, agents and other representatives of the Company (but not officers, employees, agents or other representatives of the Underwriter), (xii) all fees, costs and expenses for consultants used by the Company in connection with the offering, and (xiii) fees, disbursements and other charges of counsel to the Underwriter (in addition to (vi) and (vii) above) in an amount not to exceed $100,000.
          (l) Reimbursement of Expenses upon Termination of Agreement. If this Agreement shall be terminated by the Company pursuant to any of the provisions hereof or if for any reason the Company shall be unable to perform its obligations or to fulfill any conditions hereunder or if the Underwriter shall terminate this Agreement pursuant to Section 7 or the Agreement is terminated pursuant to the second sentence of Section 8, the Company shall reimburse the Underwriter for all out-of-pocket expenses (including the fees, disbursements and other charges of counsel to the Underwriter) reasonably incurred by it in connection herewith.
          (m) No Stabilization or Manipulation. The Company shall not at any time, directly or indirectly, take any action intended to cause or result in, or which might reasonably be expected to cause or result in, or which will constitute, stabilization or manipulation, under the Act or otherwise, of the price of the shares of Common Stock to facilitate the sale or resale of any of the Securities.
          (n) Use of Proceeds. The Company shall apply the net proceeds from the offering and sale of the Units to be sold by the Company in the manner set forth in the Prospectus under “Use of Proceeds”
          (o) Lock-Up Agreements of Company, Management and Affiliates. The Company shall not, and shall cause each of its executive officers and directors to enter into agreements with the Underwriter in the form set forth in Exhibit A to the effect that they shall not, for a period of 90 days after the date of the Prospectus (the “Lock-Up Period”), without the prior written consent of the Underwriter (which consent may be withheld in its sole discretion), (1) offer to sell, sell, pledge, contract to sell, purchase any option to sell, grant any option for the purchase of, lend, or otherwise dispose of, or require the Company to file with the Commission a registration statement under the Act to register, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or warrants or other rights to acquire shares of Common Stock of which they are now, or may in the future become, the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) (other than (A) the issuance of units in drilling partnerships sponsored by the Company or Common Stock issued to acquire interests in outstanding drilling partnerships sponsored by the Company or (B) pursuant to employee stock option plans or Rule10b5-1 plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of the Prospectus) or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of

Common Stock or other securities, in cash or otherwise; except that if (i) during the period that begins on the date that is 15 calendar days plus three business days before the last day of the Lock-Up Period and ends on the last day of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs, or (ii) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this section shall continue to apply until the expiration of the date that is 15 calendar days plus three business days after the date on which the issuance of the earnings release or the material news or material event occurs, provided, however, this provision will not apply if, within three days of the termination of the Lock-Up Period, the Company delivers to the Underwriter a certificate, signed by the Chief Financial Officer or Chief Executive Officer of the Company, certifying on behalf of the Company that the Company’s shares of Common Stock are, as of the date of delivery of such certificate, “actively trading securities,” as defined in Regulation M under the Exchange Act.
          (p) Reservation of Warrant Shares. The Company shall reserve and keep available at all times a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue the Warrant Shares.
     5. Conditions of the Obligations of the Underwriter. The obligations of the Underwriter hereunder are subject to the following conditions:
          (a) Post Effective Amendments and Prospectus Filings. Notification that the Registration Statement has become effective shall be received by the Underwriter not later than 6:00 p.m., New York City time, on the date of this Agreement or at such later date and time as shall be consented to in writing by the Underwriter and all filings made pursuant to Rule 424 of the Rules and Regulations and Rules 430A, 430B or 430C, as applicable, shall have been made or will be made prior to the Closing Date in accordance with all such applicable rules.
          (b) No Stop Orders, Requests for Information and No Amendments. (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall be pending or are, to the best knowledge of the Company, threatened by the Commission, (ii) no order suspending the qualification or registration of the Securities under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before or threatened or contemplated by the authorities of any such jurisdiction, (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities and (iv) after the date hereof no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to the Underwriter and the Underwriter did not object thereto in good faith, and the Underwriter shall have received certificates, dated the Closing Date and signed by the Chief Executive Officer or the Chairman of the Board of Directors and the Chief Financial Officer of the Company (who may, as to proceedings threatened, rely upon the best of their information and belief), to the effect of clauses (i), (ii) and (iii).
          (c) No Material Adverse Changes. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as set forth or incorporated by reference in the Prospectus (i) there shall not have been a Material Adverse Change, (ii) the Company shall not have incurred any material liabilities or obligations, direct or contingent, (iii) the Company shall not have entered into any material transactions not in the ordinary course of business other than pursuant to this Agreement and the transactions referred to herein, (iv) the Company has not issued any securities (other than the Securities) or declared or paid any dividend or made any distribution in respect of its capital stock of any class or debt (long-term or short-term), and (v) no material amount of the assets of the Company or any of the Subsidiaries shall have been pledged, mortgaged or otherwise encumbered.
          (d) No Actions, Suits or Proceedings. Since the respective dates as of which information is given or incorporated by reference in the Registration Statement and the Prospectus, there shall have been no actions, suits or proceedings instituted, or to the Company’s knowledge, threatened against or affecting, the Company or the Subsidiaries or any of their respective officers in their capacity as such, before or by any Federal, state or local court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign.

          (e) All Representations True and Correct and All Conditions Fulfilled. Each of the representations and warranties of the Company contained herein shall be true and correct in all material respects at the Closing Date as if made at the Closing Date, and all covenants and agreements contained herein to be performed by the Company and all conditions contained herein to be fulfilled or complied with by the Company at or prior to the Closing Date, shall have been duly performed, fulfilled or complied with.
          (f) Opinion of Counsel to the Company. The Underwriter shall have received the opinion and letter, each dated the Closing Date, reasonably satisfactory in form and substance to counsel for the Underwriter, from Stahl & Zelmanowitz, counsel to the Company, to the effect set forth in Exhibit B.
          (g) Opinion of Counsel to the Underwriter. The Underwriter shall have received an opinion and letter, dated the Closing Date, from Goodwin Procter LLP, counsel to the Underwriter, with respect to the Registration Statement, the Prospectus and this Agreement, which opinion shall be satisfactory in all respects to the Underwriter.
          (h) Accountants’ Comfort Letter. On the date of the Prospectus, the Underwriter shall have received from the Accountants a letter dated the date of its delivery, addressed to the Underwriter, in form and substance reasonably satisfactory to the Underwriter, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained or incorporated by reference in the Registration Statement and the Prospectus. At the Closing Date, the Underwriter shall have received from the Accountants a letter dated such date, in form and substance reasonably satisfactory to the Underwriter, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to the preceding sentence, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date.
          (i) Officers’ Certificates. At the Closing Date, there shall be furnished to the Underwriter an accurate certificate, dated the date of its delivery, signed by each of the Chief Executive Officer and the Chief Financial Officer of the Company, in form and substance satisfactory to the Underwriter, to the effect that:
               (i) each signer of such certificate has carefully examined the Registration Statement and the Prospectus (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus);
               (ii) there has not been a Material Adverse Change;
               (iii) each of the representations and warranties of the Company contained in this Agreement are, at the time such certificate is delivered, true and correct in all material respects; and
               (iv) each of the covenants required herein to be performed by the Company on or prior to the date of such certificate has been duly, timely and fully performed and each condition herein required to be complied with by the Company on or prior to the delivery of such certificate has been duly, timely and fully complied with.
          (j) Lock-Up Agreements. On or prior to the Closing Date, the Underwriter shall have received the executed “lock-up” agreements referred to in Section 4(o).
          (k) Compliance with Blue Sky Laws. The Securities shall be qualified for sale in such states and jurisdictions as the Underwriter may reasonably request, including, without limitation, the provinces and territories of Canada and other jurisdictions outside the United States, and each such qualification shall be in effect and not subject to any stop order or other proceeding on the Closing Date.
          (l) Stock Exchange Listing. The Shares and the Warrant Shares shall have been duly authorized for listing or quotation on the NASDAQ Global Select Market, subject only to notice of issuance.
          (m) FINRA Approval. FINRA shall have raised no objection to the fairness and reasonableness of the underwriting discounts and commissions and other terms of the offering.

          (n) Company Certificates. The Company shall have furnished to the Underwriter such certificates, in addition to those specifically mentioned herein, as the Underwriter may have reasonably requested as to the accuracy and completeness at the Closing Date of any statement in the Registration Statement or the Prospectus or any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus, as to the accuracy at the Closing Date of the representations and warranties of the Company herein, as to the performance by the Company of its obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of the Underwriter.
     6. Indemnification.
          (a) Indemnification of the Underwriter. The Company shall indemnify and hold harmless the Underwriter, the directors, officers, employees, counsel and agents of the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, liabilities, expenses and damages (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), to which they, or any of them, may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rules 430A, 430B or 430C, as applicable, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, any preliminary prospectus supplement, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) any untrue statement or alleged untrue statement of a material fact contained in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Units, including any roadshow or investor presentations made to investors by the Company (whether in person or electronically) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company shall not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Units in the public offering to any person by the Underwriter and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to the Underwriter furnished in writing to the Company by the Underwriter expressly for inclusion in the Registration Statement, any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus. If multiple claims are brought against the Underwriter, the directors, officers, employees, counsel and agents of the Underwriter and any person, if any, who controls the Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, in an arbitration proceeding, and indemnification is permitted under applicable law and is provided for under this Agreement with respect to at least one such claim, the Company agrees that any arbitration award shall be conclusively deemed to be based on claims as to which indemnification is permitted and provided for, except to the extent the arbitration award expressly states that the award, or any portion thereof, is based solely on a claim as to which indemnification is not available. This indemnity agreement will be in addition to any liability that the Company might otherwise have.
          (b) Indemnification of the Company. The Underwriter shall indemnify and hold harmless the Company, its agents, each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, each director of the Company and each officer of the Company who signs the Registration Statement to the same extent as the foregoing indemnity from the Company to the Underwriter, but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to the Underwriter furnished in writing to the Company by the Underwriter expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus. This indemnity will be in addition to any liability that the Underwriter might otherwise have.
          (c) Indemnification Procedures. Any party that proposes to assert the right to be indemnified under this Section 6 shall, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 6, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party under the foregoing provisions of this Section 6 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (i) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (ii) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (iii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iv) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel shall be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges shall be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party shall not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld or delayed). No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 6 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding.
          (d) Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 6 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or the Underwriter, the Company and the Underwriter shall contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Underwriter, such as persons who control the Company within the meaning of the Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company and the Underwriter may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other. The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover page of the Prospectus. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Underwriter, on the other, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriter, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriter agree that it would not be just and equitable if contributions pursuant to this Section 6(d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 6(d) shall be deemed to include, for purpose of this Section 6(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6(d), the Underwriter shall not be required to contribute any amount in excess of the underwriting discounts and commissions received by it, and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6(d), any person who controls a party to this Agreement within the meaning of the Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 6(d), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 6(d). No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).
          (e) Survival. The indemnity and contribution agreements contained in this Section 6 and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Underwriter, (ii) acceptance of any of the Units and payment therefor or (iii) any termination of this Agreement.
     7. Termination. The obligations of the Underwriter under this Agreement may be terminated at any time prior to the Closing Date, by notice to the Company, without liability on the part of the Underwriter to the Company, if, prior to delivery and payment for the Units, in the sole judgment of the Underwriter, any of the following shall occur:
          (a) trading or quotation in any of the equity securities of the Company shall have been suspended or limited by the Commission or by an exchange or otherwise;
          (b) trading in securities generally on the New York Stock Exchange or the NASDAQ Global Select Market shall have been suspended or limited or minimum or maximum prices shall have been generally established on such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by such exchange or by order of the Commission or any court or other governmental authority;
          (c) a general banking moratorium shall have been declared by any of Federal or New York authorities;
          (d) the United States shall have become engaged in new hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), or any other calamity or crisis shall have occurred, the effect of any of which is such as to make it impracticable or inadvisable to market the Units on the terms and in the manner contemplated by the Prospectus;
          (e) if the Company or any of its Subsidiaries shall have sustained a loss material or substantial to the Company or any of its Subsidiaries by reason of flood, fire, accident, hurricane, earthquake, theft, sabotage, or other calamity or malicious act, whether or not such loss shall have been insured, the effect of any of which is such as to make it impracticable or inadvisable to market the Units on the terms and in the manner contemplated by the Prospectus; or
          (f) if there shall have been a Material Adverse Change.

     8. Miscellaneous.
          (a) Notices. Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed, hand delivered or telecopied (a) if to the Company, at the office of the Company, 120 Prosperous Place, Suite 201, Lexington, Kentucky 40509, Attention: Chief Executive Officer, with a copy to (which shall not constitute notice hereunder): Stahl & Zelmanovitz, 747 Third Avenue, Suite 33B, New York, New York 10017, Attention: Douglas Stahl, Esq., or (b) if to the Underwriter, at the offices of BMO Capital Markets Corp., 3 Times Square, New York, New York 10036, Attention: Philip Marchal, with a copy to (which shall not constitute notice hereunder): Goodwin Procter LLP, The New York Times Building, 620 Eighth Avenue, New York, New York 10018, Attention: Michael D. Maline, Esq. Any such notice shall be effective only upon receipt. Any notice under Section 7 may be made by telecopy or telephone, but if so made shall be subsequently confirmed in writing.
          (b) No Third Party Beneficiaries. This Agreement has been and is made solely for the benefit of the Underwriter, the Company and of the controlling persons, directors and officers referred to in Section 6, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” as used in this Agreement shall not include a purchaser of Units from the Underwriter in his, her or its capacity as such a purchaser, as such purchaser of Units from the Underwriter.
          (c) Survival of Representations and Warranties. All representations, warranties and agreements of the Company contained herein or in certificates or other instruments delivered pursuant hereto, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriter or any of its controlling persons and shall survive delivery of and payment for the Units hereunder.
          (d) Disclaimer of Fiduciary Relationship. The Company acknowledges and agrees that (i) the purchase and sale of the Units pursuant to this Agreement, including the determination of the public offering price of the Units and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriter, on the other hand, (ii) in connection with the offering contemplated by this Agreement and the process leading to such transaction, the Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or its securityholders, creditors, employees or any other party, (iii) the Underwriter has not assumed nor will it assume any advisory or fiduciary responsibility in favor of the Company with respect to the offering of the Units contemplated by this Agreement or the process leading thereto (irrespective of whether the Underwriter or its affiliates has advised or is currently advising the Company on other matters) and the Underwriter has no obligation to the Company with respect to the offering of the Units contemplated by this Agreement except the obligations expressly set forth in this Agreement, (iv) the Underwriter and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (v) the Underwriter has not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated by this Agreement and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.
          (e) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE. Each party hereto hereby irrevocably submits for purposes of any action arising from this Agreement brought by the other party hereto to the jurisdiction of the courts of New York State located in the Borough of Manhattan and the U.S. District Court for the Southern District of New York. This Agreement may be signed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.
          (f) Survival of Provisions Upon Invalidity of Any single Provision. In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
          (g) Waiver of Jury Trial. The Company and the Underwriter each hereby irrevocably waive any right they may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

          (h) Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience and reference only and are not to be considered in construing this Agreement.
          (i) Entire Agreement. This Agreement, together with that certain Engagement Letter dated July 21, 2009, embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. This Agreement may not be amended or otherwise modified or any provision hereof waived except by an instrument in writing signed by the Underwriter and the Company.
[Signature page follows]

Please confirm that the foregoing correctly sets forth the agreement among the Company and the Underwriter.

Very truly yours, NGAS RESOURCES, INC.
By:	./s/ Michael P. Windisch
Michael P. Windisch,
Chief Financial Officer

Confirmed as of the date first above mentioned:

BMO CAPITAL MARKETS CORP.

By:	/s/ Philip C. Marchal Philip C. Marchal,
Managing Director:

SCHEDULE I
PRICING INFORMATION

Number of Units to be Sold:	5,400,000

Price per Unit:	$1.90

Underwriting Discount:	6.0%

Exercise Price of Warrants:	$2.35 per share

Closing Date:	August 11, 2009

EXHIBIT A
NGAS RESOURCES, INC.
LOCK-UP AGREEMENT
[                    ], 2009
BMO Capital Markets Corp.
3 Times Square
New York, New York 10036
Ladies and Gentlemen:
In consideration of the agreement of BMO Capital Markets Corp. (the “Underwriter”) to underwrite a proposed public offering (the “Offering”) of shares of common stock, no par value per share (the “Stock”), of NGAS Resources, Inc., a corporation under the laws of the Province of British Columbia (the “Company”), the undersigned hereby irrevocably agrees that the undersigned shall not, for a period (the “Lock-Up Period”) beginning on the date of this letter agreement and ending 90 days after the date of the final Prospectus Supplement for the Offering, without the prior written consent of the Underwriter (which consent may be withheld in its sole discretion), (i) offer to sell, sell, pledge, contract to sell, purchase any option to sell, grant any option for the purchase of, lend, or otherwise dispose of, or require the Company to file with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, to register, any shares of Stock or any securities convertible into or exercisable or exchangeable for Stock or warrants or other rights to acquire shares of Stock of which the undersigned is now, or may in the future become, the beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than pursuant to employee stock option plans or Rule10b5-1 plans existing on the date of the Prospectus)), or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Stock or such other convertible, exercisable or exchangeable securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Stock or other securities, in cash or otherwise; except that if (i) during the period that begins on the date that is 15 calendar days plus three business days before the last day of the Lock-Up Period and ends on the last day of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs, or (ii) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this letter agreement shall continue to apply until the expiration of the date that is 15 calendar days plus three business days after the date on which the issuance of the earnings release or the material news or material event occurs, provided, however, this provision extending the Lock-Up Period will not apply if, within three days of the termination of the Lock-Up Period, the Company delivers to the Underwriter a certificate, signed by the Chief Financial Officer or Chief Executive Officer of the Company, certifying on behalf of the Company that the Company’s shares of Stock are, as of the date of delivery of such certificate, “actively trading securities,” as defined in Regulation M under the Exchange Act. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of shares of Stock or securities convertible into or exercisable or exchangeable for Stock owned either of record or beneficially by the undersigned except in compliance with the foregoing restrictions.

Very truly yours,

By:

Print Name:

EXHIBIT B
FORM OF OPINION OF COMPANY COUNSEL
OMITTED

EXHIBIT C
FORM OF WARRANT

Warrant No.	Original Issue Date: August 11, 2009 (“Issue Date”)
     NGAS RESOURCES, INC., a corporation under the laws of the Province of British Columbia (the “Company”), hereby certifies that, for value received,                      or its permitted registered assigns (the “Holder”), is entitled to purchase from the Company up to a total of                      shares of common stock, no par value (the “Common Stock”), of the Company (each such share, a “Warrant Share” and all such shares, the “Warrant Shares”) at an exercise price equal to $2.35 per share (as adjusted from time to time as provided herein, the “Exercise Price”), at any time and from time to time on or after the date occurring 180 days from the Issue Date (the “Trigger Date”) and through and including 5:00 P.M., New York City time, on February 11, 2014 (the “Expiration Date”), and subject to the following terms and conditions:
     This Warrant is being issued pursuant to that certain Underwriting Agreement, dated August 5, 2009, by and between the Company and the underwriters identified therein (the “Underwriting Agreement”). All such warrants are referred to herein, collectively, as the “Warrants.” The original issuance of the Warrants and the Warrant Shares by the Company pursuant to the Underwriting Agreement has been registered pursuant to a Registration Statement on Form S-3 (File No. 333-144417) (together with any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act, the “Registration Statement”).
     1. Definitions. In addition to the terms defined elsewhere in this Warrant, capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Subscription Agreement.
     “Affiliate” of a person means a person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the person specified.
     “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock.
     “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.
     “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.
     “Trading Day” means any day on which trading of the Common Stock occurs on the applicable Trading Market.
     “Trading Market” means the NASDAQ Global Select Market or, if the Company’s Common Stock is not then listed on the NASDAQ Global Select Market, then such exchange or quotation system on which the Common Stock then primarily trades.
     “Weighted Average Price” means, for any security as of any date, the dollar volume-weighted average price for such security on the applicable Trading Market during the period beginning at 9:30:01 a.m., New York City time, and ending at 4:00:00 p.m., New York City time, as reported by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York City time, and ending at 4:00:00 p.m., New York City time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Weighted Average Price cannot be calculated for such security on such date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the

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Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 15(b) hereof. All such determinations shall be appropriately adjusted for any share dividend, share split or other similar transaction during such period.
     2. List of Warrant Holders. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder (which shall include the initial Holder or, as the case may be, any registered assignee to which this Warrant is permissibly assigned hereunder from time to time). The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.
     3. List of Transfers; Restrictions on Transfer.
     (a) This Warrant and the Warrant Shares are subject to the restrictions on transfer set forth in this Section 3.
     (b) The Company shall register any such transfer of all or any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached hereto duly completed and signed, to the Company at its address specified herein. Upon any such registration or transfer, a new Warrant to purchase Common Stock, in substantially the form of this Warrant (any such new Warrant, a “New Warrant”), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations in respect of the New Warrant that the Holder has in respect of this Warrant.
     4. Exercise and Duration of Warrants.
     (a) All or any part of this Warrant shall be exercisable by the registered Holder in any manner permitted by Section 10 hereof at any time and from time to time on or after the Trigger Date and through and including the Expiration Date. Subject to Section 11 hereof, at 5:00 p.m., New York City time, on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value and this Warrant shall be terminated and no longer outstanding. In addition, if cashless exercise would be permitted under Section 10(b) hereof, then all or part of this Warrant may be exercised by the registered Holder utilizing such cashless exercise provisions at any time, or from time to time, on or after the Trigger Date and through and including the Expiration Date.
     (b) The Holder may exercise this Warrant by delivering to the Company (i) an exercise notice, in the form attached hereto (the “Exercise Notice”), completed and duly signed, and (ii) if such Holder is not utilizing the cashless exercise provisions set forth in this Warrant, payment of the Exercise Price for the number of Warrant Shares as to which this Warrant is being exercised. The date such items are delivered to the Company (as determined in accordance with the notice provisions hereof) is an “Exercise Date.” The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder. Execution and delivery of the Exercise Notice shall have the same effect as cancellation of the original Warrant and issuance of a New Warrant evidencing the right to purchase the remaining number of Warrant Shares. On or before the first (1st) business day following the date on which the Company has received the Exercise Notice, the Company shall transmit to a facsimile number set forth in the Exercise Notice a confirmation of receipt of the Exercise Notice to the Holder and also will notify the Company’s transfer agent.
     5. Delivery of Warrant Shares.
     (a) Upon exercise of this Warrant, the Company shall promptly (but in no event later than three Trading Days after the Exercise Date) issue or cause to be issued and cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate (provided that, if the Registration Statement is not then effective and the Holder directs the Company to deliver a certificate

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for the Warrant Shares in a name other than that of the Holder or an Affiliate of the Holder, it shall deliver to the Company on the Exercise Date an opinion of counsel reasonably satisfactory to the Company to the effect that the issuance of such Warrant Shares in such other name may be made pursuant to an available exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) and all applicable state securities or blue sky laws), a certificate for the Warrant Shares issuable upon such exercise, free of restrictive legends unless the Registration Statement is not then effective or the Warrant Shares are not freely transferable without volume restrictions pursuant to Rule 144 under the Securities Act. The Holder, or any Person permissibly so designated by the Holder to receive Warrant Shares, shall be deemed to have become the holder of record of such Warrant Shares as of the Exercise Date. If the Warrant Shares can be issued without restrictive legends, the Company shall, upon the written request of the Holder, use its best efforts to deliver, or cause to be delivered, Warrant Shares hereunder electronically through the Depository Trust and Clearing Corporation (“DTC”) or another established clearing corporation performing similar functions, if available; provided, that, the Company may, but will not be required to, change its transfer agent if its current transfer agent cannot deliver Warrant Shares electronically through DTC.
     (b) If by the close of the third Trading Day after delivery of an Exercise Notice, duly completed and executed by the Holder, the Company fails to deliver to the Holder a certificate representing the required number of Warrant Shares in the manner required pursuant to Section 5(a) hereof, and if after such third Trading Day and prior to the receipt of such Warrant Shares, the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall, within three Trading Days after the Holder’s request, and in the Holder’s sole discretion, either (i) pay in cash to the Holder an amount equal to the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such Warrant Shares) shall terminate or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Warrant Shares and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of Warrant Shares, times (B) the closing bid price on the date of the event giving rise to the Company’s obligation to deliver such certificate.
     (c) To the extent permitted by law, the Company’s obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance that might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.
     6. Charges, Taxes and Expenses. Issuance and delivery of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.
     7. Replacement of Warrant. If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity (which shall not include a surety bond), if requested. Applicants for a New Warrant under such circumstances shall also comply with such

3

other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe. If a New Warrant is requested as a result of a mutilation of this Warrant, then the Holder shall deliver such mutilated Warrant to the Company as a condition precedent to the Company’s obligation to issue the New Warrant.
     8. Reservation of Warrant Shares; Listing. The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares that are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of persons other than the Holder (taking into account the adjustments and restrictions of Section 9 hereof). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable. The Company shall use its best efforts to cause the Warrant Shares to be listed for quotation on the NASDAQ Global Select Market and to maintain such listing.
     9. Certain Adjustments. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 9.
     (a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.
     (b) Pro Rata Distributions. If the Company, at any time while this Warrant is outstanding, distributes to all holders of Common Stock for no consideration (i) evidences of its indebtedness, (ii) any security (other than a distribution of Common Stock covered by the preceding paragraph), (iii) rights or warrants to subscribe for or purchase any security, or (iv) any other asset (including cash) (in each case, “Distributed Property”), then, upon any exercise of this Warrant that occurs after the record date fixed for determination of stockholders entitled to receive such distribution, the Holder shall be entitled to receive, in addition to the Warrant Shares otherwise issuable upon such exercise (if applicable), the Distributed Property that such Holder would have been entitled to receive in respect of such number of Warrant Shares had the Holder been the record holder of such Warrant Shares immediately prior to such record date.
     (c) Fundamental Transactions. If, at any time while this Warrant is outstanding (i) the Company effects any merger or consolidation of the Company with or into another Person, in which the shareholders of the Company as of immediately prior to the transaction own less than a majority of the outstanding stock of the surviving entity, (ii) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of a majority of the outstanding shares of Common Stock tender or exchange their shares for other securities, cash or property, or (iv) the Company effects any reclassification of all outstanding Common Stock or any compulsory share exchange pursuant to which all outstanding Common Stock is effectively converted into or exchanged for other securities, cash or property (each, a “Fundamental Transaction”), then the Holder shall have the right thereafter to receive, upon any subsequent exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant (the “Alternate Consideration”). The Company shall not effect any such Fundamental Transaction unless prior to or simultaneously with the consummation thereof, any successor to the Company, surviving entity or the corporation purchasing or

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otherwise acquiring such assets or other appropriate corporation or entity shall assume the obligation to deliver to the Holder, such Alternate Consideration as, in accordance with the foregoing provisions, the Holder may be entitled to purchase, and the other obligations under this Warrant. Notwithstanding anything to the contrary, in the event of a Fundamental Transaction, the Company or any successor entity shall pay in exchange for this Warrant at the Holder’s option, exercisable at any time concurrently with or within 30 days after the consummation of the Fundamental Transaction, an amount of cash equal to the value of this Warrant as determined in accordance with the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg L.P. using (i) a price per share of Common Stock equal to the VWAP of the Common Stock for the Trading Day immediately preceding the date of consummation of the applicable Fundamental Transaction, (ii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of this Warrant as of the date of consummation of the applicable Fundamental Transaction and (iii) an expected volatility equal to the 60 day volatility obtained from the “HVT” function on Bloomberg L.P. determined as of the Trading Day immediately following the public announcement of the applicable Fundamental Transaction. The provisions of this paragraph (c) shall similarly apply to subsequent Fundamental Transactions.
     (d) Number of Warrant Shares. Simultaneously with any adjustment to the Exercise Price pursuant to paragraph (a) of this Section 9, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.
     (e) Subsequent Equity Sales.
          (i) If the Company shall at any time issue shares of Common Stock or Convertible Securities entitling any Person to acquire shares of Common Stock, at a price per share less than the Exercise Price in effect immediately prior to the time of such issuance (if the holder of the Common Stock or Convertible Securities so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights issued in connection with such issuance, be entitled to receive shares of Common Stock at a price less than the Exercise Price, such issuance shall be deemed to have occurred for less than the Exercise Price), then and in each such case (a “Trigger Issuance”) the then-existing Exercise Price shall be reduced as of the close of business on the effective date of the Trigger Issuance, to a price determined as follows:

Adjusted Exercise Price	= (A x B) + D
A+C
where
     “A” equals the number of shares of Common Stock outstanding, including Additional Shares of Common Stock (as defined below) deemed to be issued hereunder, immediately preceding such Trigger Issuance;
     “B” equals the Exercise Price in effect immediately preceding such Trigger Issuance;
     “C” equals the number of Additional Shares of Common Stock issued or deemed issued hereunder as a result of the Trigger Issuance; and
     “D” equals the aggregate consideration, if any, received or deemed to be received by the Company upon such Trigger Issuance;
provided, however, that in no event shall the Exercise Price after giving effect to such Trigger Issuance be greater than the Exercise Price immediately prior to such Trigger Issuance.
For purposes of this subsection (e), “Additional Shares of Common Stock” shall mean all shares of Common Stock issued by the Company or deemed to be issued pursuant to this subsection (e), other than Excluded Issuances (as defined in subsection (e)(iii) hereof).

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          (ii) For purposes of this subsection 9(e), the following subsections (e)(ii)(l) to (e)(ii)(7) shall also be applicable:
               (1) Issuance of Rights or Options. In case at any time the Company shall in any manner grant (directly and not by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock (such warrants, rights or options being called “Options” and such convertible or exchangeable stock or securities being called “Convertible Securities”), whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the sum (which sum shall constitute the applicable consideration) of (x) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus (y) the aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus (z), in the case of such Options that relate to Convertible Securities, the aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Exercise Price in effect immediately prior to the time of the granting of such Options, then the total number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options or the issuance of such Convertible Securities and thereafter shall be deemed to be outstanding for purposes of adjusting the Exercise Price. Except as otherwise provided in subsection 9(e)(ii)(3), no adjustment of the Exercise Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.
               (2) Issuance of Convertible Securities. In case the Company shall in any manner issue (directly and not by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the sum (which sum shall constitute the applicable consideration) of (x) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus (y) the aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (ii) the total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Exercise Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding for purposes of adjusting the Exercise Price, provided that (a) except as otherwise provided in subsection 9(e)(ii)(3), no adjustment of the Exercise Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities and (b) no further adjustment of the Exercise Price shall be made by reason of the issue or sale of Convertible Securities upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Exercise Price have been made pursuant to the other provisions of subsection 9(e). No adjustment pursuant to this Section 9 shall be made if such adjustment would result in an increase of the Exercise Price then in effect.
               (3) Change in Option Price or Conversion Rate. Upon the happening of any of the following events, namely, if the purchase price provided for in any Option referred to in subsection 9(e)(ii)(l) hereof, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subsections 9(e)(ii)(l) or 9(e)(ii)(2), or the rate at which Convertible Securities referred to in subsections 9(e)(ii)(l) or 9(e)(ii)(2) are convertible into or exchangeable for Common Stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Exercise Price in effect at the time of such event shall forthwith be readjusted to the Exercise Price that would have been in effect at such time had

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such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold.
               (4) Stock Dividends. Subject to the provisions of this Section 9(e), in case the Company shall declare a dividend or make any other distribution upon any stock of the Company (other than the Common Stock) payable in Common Stock, Options or Convertible Securities, then any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.
               (5)    Consideration for Stock. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the gross amount received by the Company therefor. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Company. In case any Options shall be issued in connection with the issue and sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the Company. If Common Stock, Options or Convertible Securities shall be issued or sold by the Company and, in connection therewith, other Options or Convertible Securities (the “Additional Rights”) are issued, then the consideration received or deemed to be received by the Company shall be reduced by the fair market value of the Additional Rights (as determined using the Black-Scholes option pricing model or another method mutually agreed to by the Company and the Holder). The Board of Directors of the Company shall respond promptly, in writing, to an inquiry by the Holder as to the fair market value of the Additional Rights. In the event that the Board of Directors of the Company and the Holder are unable to agree upon the fair market value of the Additional Rights, the Company and the Holder shall jointly select an appraiser who is experienced in such matters. The decision of such appraiser shall be final and conclusive, and the cost of such appraiser shall be borne evenly by the Company and the Holder.
               (6) Record Date. In case the Company shall take a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.
               (7) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company or any of its wholly-owned subsidiaries, and the disposition of any such shares (other than the cancellation or retirement thereof) shall be considered an issue or sale of Common Stock for the purpose of this subsection (e).
          (iii) Notwithstanding the foregoing, no adjustment will be made under this paragraph (e) in respect of: (i) the issuance of securities upon the exercise or conversion of any Common Stock or Convertible Securities issued by the Company prior to the date hereof; provided that neither the conversion price, exercise price nor number of shares issuable under such Convertible Securities (excluding any Convertible Securities covered by clause (ii) below) is amended, modified or changed after the issuance date thereof other than pursuant to the provisions of such Convertible Securities as they exist as of such issuance date, (ii) the grant of options, warrants, Common Stock or other Convertible Securities (but not including any amendments to such instruments) under any duly authorized Company stock option, restricted stock plan or stock purchase plan whether now existing or hereafter approved by the Company and its stockholders in the future, and the issuance of Common Stock in respect thereof, (iii) the issuance of securities in connection with a Strategic Transaction, (iv) in the event the Company’s securities are included in a nationally recognized stock index, the issuance in any manner whatsoever by the Company of Common Stock to certain index funds that track such stock index, or (v) the issuance of securities in a transaction described in Section 9(a) or 9(b) (collectively, “Excluded Issuances”). For purposes of this paragraph, a “Strategic Transaction” means a transaction or relationship in which (1) the Company issues

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shares of Common Stock to a Person that the Board of Directors of the Company determined in good faith is, itself or through its Subsidiaries, an operating company in a business synergistic with the business of the Company (or a shareholder thereof) and (2) the Company expects to receive benefits in addition to the investment of funds.
          (iv) Trading Market Limitation. Upon any adjustment to the Exercise Price pursuant to paragraph (e)(i) above, the number of Warrant Shares purchasable hereunder shall be adjusted by multiplying such number by a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to such adjustment and the denominator of which shall be the Exercise Price in effect immediately thereafter. This provision shall not restrict the number of shares of Common Stock that a Holder may receive or beneficially own in order to determine the amount of securities or other consideration that such Holder may receive in the event of a transaction contemplated by Section 9 of this Warrant. Notwithstanding any other provisions in this Section 9 to the contrary, if a reduction in the Exercise Price pursuant to paragraph (e)(i) of this Section 9 would require the Company to obtain stockholder approval of the transactions contemplated by the Underwriting Agreement pursuant to the applicable rules of the Company’s Trading Market and such stockholder approval has not been obtained, (i) the Exercise Price shall be reduced to the maximum extent that would not require stockholder approval under such Rule, and (ii) the Company shall use its commercially reasonable efforts to obtain such stockholder approval at its next scheduled annual meeting of stockholders.
     (f) Calculations. All calculations under this Section 9 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.
     (g) De Minimis Adjustments. No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least $0.01 in such price; provided, however, that any adjustment which by reason of this Section 9(g) is not required to be made shall be carried forward and taken into account in any subsequent adjustments under this Section 9. All calculations under this Section 9 shall be made by the Company in good faith and shall be made to the nearest cent or to the nearest one hundredth of a share, as applicable. No adjustment need be made for a change in the par value or no par value of the Company’s Common Stock.
     (h) Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 9, the Company at its expense will, at the written request of the Holder, promptly compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to Computershare Investor Services Inc., the transfer agent of the Company.
     (i) Notice of Corporate Events. If, while this Warrant is outstanding, the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including without limitation any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any Subsidiary, (ii) authorizes or approves, enters into any definitive agreement for or solicits stockholder approval for any Fundamental Transaction or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then, except if such notice and the contents thereof shall be deemed to constitute material non-public information, the Company shall deliver to the Holder a notice describing the material terms and conditions of such transaction at least 10 Trading Days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction, and the Company will take all reasonable steps to give Holder the practical opportunity to exercise this Warrant prior to such time; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

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     10. Payment of Exercise Price. The Holder may pay the Exercise Price in one of the following manners:
     (a) Cash Exercise. The Holder may deliver immediately available funds; or
     (b) Cashless Exercise. In the case of a Restrictive Legend Event (as defined below), the Holder may notify the Company in an Exercise Notice of its election to utilize cashless exercise, in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:
     X = Y [(A-B)/A]
     Where
     X = the number of Warrant Shares to be issued to the Holder
     Y = the number of Warrant Shares with respect to which this Warrant is being exercised
     A = the Weighted Average Price for the five Trading Days immediately prior to (but not including) the Exercise Date
     B = the Exercise Price
     For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued.
     If, but only if, at any time after the Original Issue Date there is no effective Registration Statement registering the Warrant Shares, the Company shall use its best efforts to file a new Registration Statement on Form S-3 pursuant to General Instruction I.B.4(a)(3) (including compliance with General Instruction I.B.4(b) and I.B.4(c) as required thereby) registering the Warrant Shares issuable upon exercise of the Warrant.
     (c) Company-Elected Conversion. (i) The Company shall provide to the Holder prompt written notice of any time that the Company is unable to issue the Warrant Shares via DTC transfer (or otherwise without restrictive legend), because (A) the Securities and Exchange Commission (the “Commission”) has issued a stop order with respect to the Registration Statement, (B) the Commission otherwise has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, (C) the Company has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, or (D) the Registration Statement is otherwise not then effective (each a “Restrictive Legend Event”). To the extent that a Restrictive Legend Event occurs after the Holder has exercised this Warrant in accordance with Section 4(b) but prior to the delivery of the Warrant Shares, the Company shall (i) if the Weighted Average Price (as calculated above) of the Warrant Shares is greater than the Exercise Price, provide written notice to the Holder that the Company will deliver that number of Warrant Shares to the Holder as should be delivered in a Cashless Exercise in accordance with Section 10(b), and return to the Holder all consideration paid to the Company in connection with the Holder’s attempted exercise of this Warrant pursuant to Section 4(b) (a “Company-Elected Conversion”), or (ii) at the election of the Holder to be given within five (5) days of receipt of notice of a Company-Elected Conversion, the Holder shall be entitled to rescind the previously submitted Notice of Exercise and the Company shall return all consideration paid by Holder for such shares upon such rescission. The Company shall provide to the Holder prompt written notice of the termination of the Restrictive Legend Event. If a Restricted Legend Event is occurring as of the Expiration Date, the term of this Warrant shall be extended until the fifth (5th) business day after the termination of such Restricted Legend Event.
     11. Limitations on Exercise. Notwithstanding anything to the contrary contained herein, the number of Warrant Shares that may be acquired by the Holder upon any exercise of this Warrant (or otherwise in respect hereof) shall be limited to the extent necessary to ensure that, following such exercise (or other issuance), the total

9

number of shares of Common Stock then beneficially owned by the Holder and its affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), does not exceed 4.99% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. Each delivery of an Exercise Notice by the Holder will constitute a representation by the Holder that it has evaluated the limitation set forth in this Section and determined that issuance of the full number of Warrant Shares requested in such Exercise Notice is permitted under this Section. The Company’s obligation to issue shares of Common Stock in excess of the limitation referred to in this Section shall be suspended (and, except as provided below, shall not terminate or expire notwithstanding any contrary provisions hereof) until such time, if any, as such shares of Common Stock may be issued in compliance with such limitation; provided, that, if, as of 5:30 p.m., New York City time, on the Expiration Date, the Company has not received written notice that the shares of Common Stock may be issued in compliance with such limitation, the Company’s obligation to issue such shares shall terminate. This provision shall not restrict the number of shares of Common Stock which a Holder may receive or beneficially own in order to determine the amount of securities or other consideration that such Holder may receive in the event of a Fundamental Transaction as contemplated in Section 9 of this Warrant. By written notice to the Company, which will not be effective until the 61st day after such notice is delivered to the Company, the Holder may waive the provisions of this Section to change the beneficial ownership limitation to 9.9% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of this Warrant, and the provisions of this Section 11 shall continue to apply. Upon such a change by a Holder of the beneficial ownership limitation from such 4.99% limitation to such 9.9% limitation, the beneficial ownership limitation may not be further waived by such Holder.
     12. No Fractional Shares. No fractional Warrant Shares will be issued in connection with any exercise of this Warrant. In lieu of any fractional shares that would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the closing price of one Warrant Share as reported by the applicable Trading Market on the Exercise Date.
     13. Notices. Any and all notices or other communications or deliveries hereunder (including, without limitation, any Exercise Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section 13 at or prior to 5:00 p.m. (New York City time) on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section 13 on a day that is not a Trading Day or later than 5:00 p.m. (New York City time) on any Trading Day, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The addresses for such notices or communications shall be: (a) if to the Company, to NGAS Resources, Inc., 120 Prosperous Place, Suite 201, Lexington, Kentucky 40509, Attention: Chief Executive Officer, Facsimile No.: (859) 263-4228 (or such other address as the Company shall indicate in writing in accordance with this Section 13) or (b) if to the Holder, to the address or facsimile number appearing on the Warrant Register (or such other address as the Company shall indicate in writing in accordance with this Section 13).
     14. Warrant Agent. The Company shall serve as warrant agent under this Warrant. Upon 30 days’ notice to the Holder, the Company may appoint a new warrant agent. Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder’s last address as shown on the Warrant Register.
     15. Miscellaneous.
     (a) This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy

10

or cause of action under this Warrant. This Warrant may be amended only in writing signed by the Company and the Holder, or their successors and assigns.
     (b) All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of this Warrant and the transactions herein contemplated (“Proceedings”) (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Warrant or the transactions contemplated hereby. If either party shall commence a Proceeding to enforce any provisions of this Warrant, then the prevailing party in such Proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.
     (c) The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.
     (d) In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefore, and upon so agreeing, shall incorporate such substitute provision in this Warrant.
     (e) Prior to exercise of this Warrant, the Holder hereof shall not, by reason of by being a Holder, be entitled to any rights of a stockholder with respect to the Warrant Shares

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     IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

NGAS RESOURCES, INC.
By:
Name:
Title:

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